UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 20, 2020

(Date of earliest event reported)

YUMA  ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-37932 (Commission File Number)	94-0787340 (IRS Employer Identification No.)

1177 West Loop South, Suite 1825

Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

(713) 968-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	YUMA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03 Bankruptcy or Receivership

As previously reported, on April 15, 2020, the Company and three of its subsidiaries Yuma Exploration and Production Company, Inc., Davis Petroleum Corp., and The Yuma Companies, Inc. (collectively, the Company and the filing subsidiaries, the “Debtors”), filed voluntary Chapter 11 petitions for relief under the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”).  The Chapter 11 Proceeding is being administered under the caption and case number: In re Yuma Energy, Inc. Case No. 20-41455-11.

Conversion to Chapter 7

On October 20, Yuma Energy, Inc., together with its subsidiaries Yuma Exploration and Production Company, Inc., Davis Petroleum Corp., and The Yuma Companies, Inc. (collectively, the Company and the filing subsidiaries, the “Debtors”), announced  that its voluntary Chapter 11 petition for relief under the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”), filed on  April 15, 2020, has been converted to a Chapter 7 liquidation.

The Debtors intended to use the Chapter 11 process to implement the orderly liquidation of their assets in an effort to maximize values and recoveries for all stakeholders and subsequently obtained court approval to conduct an auction for  all of their assets, which primarily consist of operating and non-operating interests in several properties located in Louisiana, Texas, Wyoming and Oklahoma (the “Properties”).

Unfortunately, as a result of the severe downturn in commodity prices,  multiple operating issues affecting production and operating costs, the inability of Debtors to conduct remedial well operations to maintain cash flows, general industry conditions and other factors, bids received for the Properties were minimal and the auction was canceled. Additionally, the secured creditor, YE Investment, LLC (“YEI”) an affiliate of Red Mountain Capital Partners LLC and the Unsecured Creditors Committee (“UCC”) were unable to resolve disputes.  Subsequently, with the concurrence of YEI and the UCC, the Company engaged in discussions with a potential acquiror in an attempt to reorganize through a business sale.  The potential acquiror terminated these discussions on October 13, 2020. Having no further viable options, the Bankruptcy Court issued an order approving the conversion of the Chapter 11 cases of the Debtors to Chapter 7 liquidations on October 19, 2020 Concurrent with the appointment of a Chapter 7 Trustee, Mr. Anthony C. Schnur (Yuma’s Chief Restructuring Officer) and the Company’s Directors will no longer control the Debtors, including any operation of the Debtors, the liquidation of assets, and the resolution of liabilities.

Please refer to our prior press releases and filings with the Securities and Exchange Commission for additional information related to the Company. In addition, copies of all documents filed in this case can be accessed at no charge through Stretto, the Debtors’ claims & noticing agent (at https://cases.stretto.com/yumaenergy). For questions, Stretto can be contacted by email at TeamYumaEnergy@stretto.com or toll-free at 855-303-9310. Stretto cannot give legal or financial advice.

Going Concern

Due to the difficult financial circumstances, the Company has been unable to file an annual report on Form 10-K as of and for the year ended December 31, 2019 or its quarterly reports on Form 10-Q as of and for the quarters ended March 31, 2020 and June 30, 2020.  The Company’s audited consolidated financial statements for the year ended December 31, 2018 included a going concern qualification. The risk factors and uncertainties described in the Company’s SEC filings for the year ended December 31, 2018 and subsequent quarters raised substantial doubt about the Company’s ability to continue as a going concern.  In connection with the Chapter 7 proceedings, the Company will no longer operate as a going concern.

Item 9.01.   Financial Statements and Exhibits

(d) Exhibits

The following exhibits are included with this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press Release dated October 20, 2020 - Chapter 11 Bankruptcy Proceedings Converted to Chapter 7 Liquidation

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 20, 2020 - Chapter 11 Bankruptcy Proceedings Converted to Chapter 7 Liquidation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUMA ENERGY, INC.

Date: October 20, 2020	By:	/s/ Anthony C. Schnur
Anthony C. Schnur
Chief Restructuring Officer